                               POWER OF ATTORNEY

     Know all by these presents that the undersigned does hereby make,

constitute and appoint each of B. Judd Hartman, Julia James and Richard Whitlow,

or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the

U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of PPD, Inc., (i) pursuant to Section

16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes,

including without limitation the Form ID or applications for replacement access codes.  The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of PPD, Inc., unless earlier revoked in writing. The undersigned acknowledges that B. Judd Hartman, Julia

James and Richard Whitlow are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of

1934, as amended.

                                /s/ Jill Pellegrino
                                -----------------------------------
                                         Jill Pellegrino

                             Date: June 9, 2020